UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 21, 2010
ConAgra Foods, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7275 (Commission File Number)	47-0248710 (IRS Employer Identification No.)

One ConAgra Drive Omaha, NE (Address of Principal Executive Offices)	68102 (Zip Code)
Registrant’s Telephone Number, Including Area Code (402) 240-4000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On September 21, 2010, ConAgra Foods, Inc. (the “Company”) issued a press release and posted a question and answer document (“Q&A”) on its website containing information on the Company’s first quarter fiscal 2011 financial results. The press release and Q&A are furnished with this Current Report on Form 8-K as exhibits 99.1 and 99.2, respectively.
     The press release and Q&A include the non-GAAP financial measures of adjusted operating profit for the Consumer Foods segment, adjusted unallocated corporate expense and adjusted diluted earnings per share from continuing operations. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance and financial position. These measures are reconciled in the press release and Q&A to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, the Company’s diluted earnings per share and operating performance and financial measures as calculated in accordance with GAAP.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
          Exhibit 99.1 Press Release issued September 21, 2010
          Exhibit 99.2 Questions and Answers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.
Date: September 21, 2010	By:	/s/ Colleen Batcheler
		Name:	Colleen Batcheler
		Title:	Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index
Exhibit 99.1 Press Release issued September 21, 2010
Exhibit 99.2 Questions and Answers